Exhibit 4.2

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: August 29, 2018	Original Principal Amount: $[●]
Purchase Price: $[●]

FORM OF
8% SENIOR SECURED
CONVERTIBLE PROMISSORY NOTE
DUE AUGUST 29, 2019

THIS 8% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE is one of a series of duly authorized and validly issued 8% Senior Secured Convertible Promissory Notes of ATTIS INDUSTRIES INC., a New York corporation (the “Company”), having its principal place of business at 12540 Broadwell Road, Suite 2104, Milton, Georgia 30004, designated as its 8% Senior Secured Convertible Promissory Note due August 29, 2019 (this “Note”, and collectively with the other Notes of such series, the “Notes”).

This Note is being issued at an eleven percent (11%) original issue discount.

FOR VALUE RECEIVED, the Company promises to pay to [●], a [●], or its registered assigns (each, a “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $[●] on August 29, 2019 or such earlier date as this Note is required or permitted to be repaid and/or redeemed as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below), and (b) the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 5(d).

“Amortization Conversion Rate” means 80% of the lowest VWAP during the ten (10) consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Amortization Redemption Payment Date, provided however, that in no event shall such Amortization Conversion Rate be less than the Conversion Price Floor, provided further, that in the event that the Amortization Conversion Rate would otherwise be less than the Conversion Price Floor, the Company shall pay to the Holder the Conversion Make-Whole Payment on such Amortization Redemption Payment Date, provided further, that in the event that a Holder elects to defer an Amortization Payment as provided for in Section 2(d), the Amortization Conversion Rate to be calculated as of the delivery of the Deferral Notice.

“Amortization Redemption” shall have the meaning set forth in Section 2(d).

“Amortization Redemption Payment Amount” means, with respect to each Amortization Redemption pursuant to Section 2(d) hereof that is paid in (I) cash, the product of: (a) (i) 115%, if the applicable Amortization Redemption Payment Date occurs on or prior to the date that is the 180th calendar day immediately following the Original Issue Date, or (ii) 120%, if the applicable Amortization Redemption Payment occurs on or after the date that is the 181st calendar day immediately following the Original Issue Date, multiplied by (b) the sum of (i) one-tenth (1/10th) of the Original Principal Amount of this Note, (ii) 100% of all accrued and unpaid interest on the principal amount of this Note that is subject to such Amortization Redemption, (iii) 100% of the Make-Whole Amount payable in respect of the principal amount of this Note that is subject to such Amortization Redemption (as applicable), and (iv) all liquidated damages, costs of collection and other amounts payable in respect of this Note as of the applicable Amortization Redemption Payment Date for such Amortization Redemption, or (II) that is paid in shares of Common Stock (provided such is permitted pursuant to the terms of Section 2(d) hereof), the sum of (i), (ii), (iii) and (iv).

“Amortization Redemption Payment Date” shall have the meaning set forth in Section 2(d).

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X for purposes of this definition) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing in writing or takes any corporate action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Buy-In” shall have the meaning set forth in Section 4(b)(v).

“Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of at least 50.1% of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

“Closing Date” shall mean August 29, 2018.

“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the then principal Trading Market, as reported by Bloomberg, or, if the then principal Trading Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the then principal Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in good faith by an independent, regionally recognized accounting mutually agreeable to the Company and the Holder. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

“Common Stock” means the common stock of the Company, par value $0.025 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant, unit, or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion” means any conversion of any Conversion Amount under this Note into shares of Common Stock pursuant to Section 4 herein.

“Conversion Amount” means, with respect to a Conversion pursuant to Section 4 herein, the sum of: (a) the principal amount of this Note to be converted in such Conversion, (b) 100% of the accrued and unpaid interest on the principal amount of this Note to be converted in such Conversion, (c) 100% of the Make-Whole Amount payable in respect of the principal amount of this Note to be converted in such Conversion (as applicable), and (d) all liquidated damages, costs of collection and other amounts payable in respect of this Note as of the applicable Conversion Date for such Conversion.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Make-Whole Payment” shall mean an amount in cash equal to the product of (A) the value of any obligation of the Company paid to Holder in Conversion Shares on the applicable determination date multiplied by (B) the difference of (i) one (1) minus (ii) the quotient obtained by dividing (a) the applicable Conversion Rate, without regard to the Conversion price Floor by (b) the Conversion Price Floor.

“Conversion Rate” means, as applicable, the Amortization Conversion Rate, the Fixed Conversion Price, the Base Conversion Price and the EOD Conversion Rate.

“Conversion Price Floor” shall mean, prior to effectiveness of Shareholder Approval, $0.20 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions following the sale of this Note), and thereafter, $0.15 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions following the sale of this Note).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon Conversion of this Note pursuant to Section 4 hereof in accordance with the terms of this Note.

“Deferral Notice” shall have the meaning set forth in Section 2(d).

“Dollar”, “U.S. Dollar”, “United States Dollar”, “$”, “USD” and like expressions means United States of America dollars.

“DTC” means the Depository Trust Company.

“DWAC Eligible” means that (a) the Common Stock is eligible at DTC for full services pursuant to DTC’s Operational Arrangements, including without limitation transfer through DTC’s DWAC system, (b) the Company has been approved (without revocation) by the DTC’s underwriting department, (c) the Transfer Agent is approved as an agent in the DTC/FAST Program, (d) the Conversion Shares are otherwise eligible for delivery via DWAC, and (e) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

“EOD Conversion Rate” shall have the meaning set forth in Section 6(b).

“EOD Interest Rate” shall have the meaning set forth in Section 2(e).

“Equity Conditions” means during the period in question: (i) on each day during the period beginning twenty (20) Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), all of the Conversion Shares issuable upon conversion of all the Notes (and all other shares of Common Stock issuable in connection with this Note including as a result of redemption, conversion or otherwise) (assuming for purposes hereof that the Notes are convertible at the applicable Conversion Rate, and disregarding any limitation on conversion of the Notes including pursuant to Section 4(d) and Section 4(e)) can be resold pursuant to (a) Rule 144 without the need for registration under any applicable federal or state securities laws and/or the availability of current public information and/or any other limitation, and/or (b) one or more effective Registration Statements filed pursuant to the Registration Rights Agreement and the prospectus contained therein shall be available on such applicable date for the resale of all such shares; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is listed or designated for quotation (as applicable) on a Trading Market and shall not have been suspended from trading on a Trading Market nor shall delisting or suspension by an Trading Market have been threatened (with a reasonable prospect of delisting occurring) or pending either (A) in writing by such Trading Market or (B) by falling below the minimum listing maintenance requirements of the Trading Market on which the Common Stock is then listed or designated for quotation (as applicable); (iii) on each day during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion, redemption or otherwise in connection with this Note on a timely basis (including all Conversion Shares as set forth in Section 4 hereof) and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iv) the issuance to the Holder of the shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 4(d) or Section 4(e) hereof; (v) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full to the Holder without violating the rules or regulations of the principal Trading Market on which the Common Stock is then listed or designated for quotation (as applicable); (vi) on each day during the Equity Conditions Measuring Period, there shall not have occurred an Event of Default or an event that with the passage of time or giving of notice or both could constitute an Event of Default; (vii) on each Trading Day during the Equity Conditions Measuring Period, there shall not have occurred any Volume Failure or Price Failure; and (viii) the shares of Common Stock are DWAC Eligible and not subject to a DTC “chill,” (ix) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Note, (x) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, and (xi) the Holder is not in possession of any information provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information.

“Equity Conditions Failure” means, as applicable, that (i) on any day during the period commencing ten (10) Trading Days prior to the applicable Optional Redemption Notice Date through and including the applicable Optional Redemption Date, (ii) on any day during the period commencing ten (10) Trading Days prior to the applicable Amortization Redemption Payment Date through and including such Amortization Redemption Payment Date, or (iii) with respect to any other date of determination, any day during the period commencing ten (10) Trading Days prior to such date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

“Event of Default” shall have the meaning set forth in Section 6(a).

“Event of Default Notice” shall have the meaning set forth in Section 6(b).

“Event of Default Notice Date” shall have the meaning set forth in Section 6(b).

“Event of Default Redemption” shall have the meaning set forth in Section 6(b).

“Event of Default Redemption Amount” means, with respect to an Event of Default Redemption pursuant to Section 6(b) herein, the greater of (i) the product of (a) 135%, multiplied by (b) the sum of (I) the principal amount of this Note that is subject to such Event of Default Redemption, irrespective of when the applicable Event of Default Redemption Date for such Event of Default occurs, (II) 100% of the accrued and unpaid interest on the principal amount of this Note that is subject to such Event of Default Redemption, (III) 100% of the Make-Whole Amount payable in respect of the principal amount of this Note that is subject to such Event of Default Redemption (as applicable), and (IV) all liquidated damages, costs of collection and other amounts payable in respect of this Note as of the applicable Event of Default Redemption Date for such Event of Default (the sum of (I), (II), (III), and (IV) being “the Sum Amount”), and (ii) the product of (A) the quotient of (x) the Sum Amount, divided by (y) the Event of Default Redemption Rate.

“Event of Default Redemption Date” shall have the meaning set forth in Section 6(b).

“Event of Default Redemption Notice” shall have the meaning set forth in Section 6(b).

“Event of Default Redemption Notice Date” shall have the meaning set forth in Section 6(b).

“Event of Default Redemption Rate” shall mean the lower of (1) the lowest Closing Sale Price during the period commencing on the tenth (10) Trading Day prior to the earlier to occur of the first date of the Holder learned of such Event of Default or the Event of Default Notice Date through and including the Trading Day immediately preceding date of payment in full of the Event of Default Redemption Amount (the “Redemption Determining Period”), and (2) the lower of (i) Fixed Conversion Price and the Amortization Conversion Rate, and (B) the highest VWAP during the period beginning on the date of the first occurrence of the Event of Default and ending on the date the Event of Default Redemption Amount is paid in full; provided, however, notwithstanding anything to the contrary provided herein or elsewhere, if the Company fails to pay the Event of Default Payment Amount in full in cash within three (3) Trading Days after written notice thereof is delivered to the Company, the Holder may thereafter at any time and from time to time in its sole and absolute discretion convert into shares of Common Stock at a conversion rate equal to the Amortization Conversion Rate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Cap” means the product of (i) the quotient obtained by dividing (a) the initial Subscription Amount paid for this Note divided by (b) the aggregate Subscription Amount paid for all Notes initially issued under the Purchase Agreement multiplied by (ii) 19.99% of the shares of Common Stock issued and outstanding immediately prior to the Original Issue Date.

“Exempt Issuance” means (i) the issuance of Common Stock by the Company pursuant to the terms and conditions of the Purchase Agreement, (ii) the issuance of (a) Conversion Shares upon conversion of this Note or any other Notes issued under the Purchase Agreement in accordance with the terms of such Notes, which for the avoidance of doubt, includes any adjustment to the conversion price prior to conversion hereof or thereof, and (b) Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants, which for the avoidance of doubt, includes any adjustment to the exercise price prior to exercise thereof, (iii) the issue of shares of Common Stock or options to employees, officers, directors, consultants, advisors or contractors of the Company (each consultant, advisor and contractor are referred to herein as an “Outside Service Provider”) pursuant to any stock or option plan duly adopted for any such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, provided, in no event shall the aggregate amount of such issuances to Outside Service Providers during the period commencing on the Closing Date and ending on the date no Notes are outstanding, exceed 2,000,000 shares of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions following the Closing Date), (iv) securities issued as part of the purchase price for strategic acquisitions, which in no event shall include any issuances of Securities that directly and/or indirectly will be used to raise capital of all such strategic acquisitions, which must have been approved by a majority of the disinterested directors of the Company, and (v) the issuance of Common Stock upon the exercise or exchange of or conversion of any Common Stock Equivalents issued and outstanding on the date of the Purchase Agreement pursuant to terms and conditions applicable to such Common Stock Equivalents in effect as of the date of the Purchase Agreement and disclosed in filings of the Company with the Commission prior to the date of the Purchase Agreement, provided that such Common Stock Equivalents have not been amended since the date of the Purchase Agreement to increase the number of such Common Stock Equivalents or shares of Common Stock issuable upon the exercise or exchange of or conversion of such Common Stock Equivalents, or to decrease the exercise price, exchange price or conversion price of such Common Stock Equivalents (other than Common Stock Equivalents issued and outstanding on the date of the Purchase Agreement, subject to exchange prices or conversion prices adjustable pursuant to anti-dilution protection or in connection with stock splits or combinations) or to extend the term of such Common Stock Equivalents.

“Fixed Conversion Price” shall have the meaning set forth in Section 4(b).

“Fundamental Transaction” shall have the meaning set forth in Section 5(d).

“Intellectual Property Security Agreement” means that certain Intellectual Property Security Agreement, by the Company in favor of MEF I, L.P., a Delaware limited partnership, FirstFire Global Opportunities Fund LLC, a Delaware limited liability company, Hudson Bay Master Fund Ltd., an entity formed in the Cayman Islands and Anson Investments Master Fund LP, an entity formed in the Cayman Islands, as secured lender, dated August 29, 2018.

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Make-Whole Amount” shall have the meaning set forth in Section 2(a).

“Mandatory Redemption” shall have the meaning set forth in Section 7(c).

“Mandatory Redemption Payment Amount and Order” means the amount and order that the Mandatory Redemption Amount is used by the Company to redeem from the Holder amounts due and/or outstanding under this Note in connection with each Mandatory Redemption pursuant to Section 7(c) and Section 7(d) herein as follows: First, 115% of the then accrued and unpaid interest on the principal amount of this Note, if the applicable Mandatory Redemption Date for such Mandatory Redemption occurs on or prior to the date that is the 180th calendar day immediately following the Original Issue Date (120% if such Mandatory Redemption Date occurs on any date following such 180th date), Second, 115% of any Make-Whole Amount payable on or prior to the Mandatory Redemption Date in respect of the principal amount of this Note including with respect to any principal amount of this Note being paid on the Mandatory Redemption Date, if the applicable Mandatory Redemption Date for such Mandatory Redemption occurs on or prior to the date that is the 180th calendar day immediately following the Original Issue Date (120% if such Mandatory Redemption Date occurs on any date following such 180th date), Third, 115% of all liquidated damages, costs of collection and other amounts payable in respect of this Note (other than principal) as of and including the applicable Mandatory Redemption Date for such Mandatory Redemption, if the applicable Mandatory Redemption Date for such Mandatory Redemption occurs on or prior to the date that is the 180th calendar day immediately following the Original Issue Date (120% if such Mandatory Redemption Date occurs on any date following such 180th date), and Fourth, any remaining portion of the Mandatory Redemptions Amount as follows: (i) 115% of the then principal amount of this Note outstanding, if the applicable Mandatory Redemption Date for such Mandatory Redemption occurs on or prior to the date that is the 180th calendar day immediately following the Original Issue Date, and (ii) 120% of the principal amount of this Note then outstanding, if the applicable Mandatory Redemption Date for such Mandatory Redemption occurs on or after the date that is the 180th calendar day immediately following the Original Issue Date.

“Mandatory Redemption Amount” means, with respect to any given Qualified Subsequent Financing, fifty percent (50%) of the gross proceeds of such Qualified Subsequent Financing in excess of $1,500,000.

“Mandatory Redemption Date” shall have the meaning set forth in Section 7(c).

“Mandatory Redemption Notice” shall have the meaning set forth in Section 7(c).

“Mandatory Redemption Notice Date” shall have the meaning set forth in Section 7(c).

“Maturity Date” shall mean August 29, 2019; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default, or (ii) through the date that is twenty (20) Trading Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Fundamental Transaction Notice is delivered prior to the Maturity Date, provided further that if a Holder elects to convert some or all of this Note pursuant to Section 4 hereof, and the Conversion Amount would be limited pursuant to Section 4(d) or Section 4(e) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of this Note.

“New York Courts” shall have the meaning set forth in Section 8(d).

“Note Register” shall have the meaning set forth in Section 2(b).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Optional Redemption” shall have the meaning set forth in Section 7(a).

“Optional Redemption Amount” means, with respect to an Optional Redemption pursuant to Section 7(a) and Section 7(b) herein, the product of: (a) (i) 115%, if the applicable Optional Redemption Date for such Optional Redemption occurs on or prior to the date that is the 180th calendar day following the Original Issue Date, or (ii) 120%, if the applicable Optional Redemption Date for such Optional Redemption occurs on or after the date that is the 181st calendar day following the Original Issue Date, multiplied by (b) the sum of (i) the principal amount of this Note that is subject to the Optional Redemption, (ii) 100% of the accrued and unpaid interest on the principal amount of this Note that is subject to such Optional Redemption, (iii) 100% of the Make-Whole Amount payable in respect of the principal amount of this Note that is subject to such Optional Redemption (as applicable), and (iv) all liquidated damages, costs of collection and other amounts payable in respect of this Note as of the applicable Optional Redemption Date for such Optional Redemption.

“Optional Redemption Date” shall have the meaning set forth in Section 7(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 7(a).

“Optional Redemption Notice Date” shall have the meaning set forth in Section 7(a).

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

“Permitted Indebtedness” means indebtedness of the Company or any Subsidiary (i) evidenced by this Note, (ii) outstanding on the date hereof and set forth on Schedule 3.1(h) to the Purchase Agreement, provided no such indebtedness shall constitute Permitted Indebtedness if such indebtedness has been incurred and expensed and/or otherwise modified following the date of its original issuance; and/or indebtedness incurred within sixty (60) days prior to the date hereof, other than indebtedness evidenced by the Notes, which in no event shall all or any portion thereof constitute Permitted Indebtedness; (iii) or otherwise disclosed in the Company’s consolidated balance sheet at June 30, 2018, and (iv) indebtedness permitted as set forth on Schedule 2 (the “Schedule Permitted Indebtedness” hereto, provided that such Scheduled Permitted Indebtedness related to the Company or the Guarantors shall not (a) exceed an aggregate amount of $10,000,000 and (b) be repayable prior to the 91st day following the Maturity Date.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries, or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, or (z) that are not overdue by more than thirty (30) days or are being contested in good faith, (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, (e) liens for Indebtedness and other obligations of the Company to the Holder including under this Note and the other Transaction Documents (f) any other lien in favor of the Holders, and (g) Liens permitted as set forth on Schedule 2 hereto.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Price Failure” means, with respect to a particular date of determination, the Closing Sale Price or Closing Bid Price (as the case may be) of the Common Stock on any Trading Day during the fifteen (15) Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed $0.20 (as reported by Bloomberg, LP) (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions following the sale of this Note). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during any such measuring period.

“Purchase Agreement” means that certain Securities Purchase Agreement, by and between the Company and the Holder, dated August 29, 2018.

“Qualified Subsequent Financing” means a Subsequent Financing resulting in cash gross proceeds to the Company in an amount equal to or greater than $1,000,000.

“Registration Rights Agreement” means that certain Registration Rights Agreement, by and between the Company and the Holder, dated August 29, 2018.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Required Minimum” means, (I) as of any date prior to the filing of the certificate of amendment to the Company’s Certificate of Incorporation approved under the Shareholder Approval (the “Certificate of Amendment”) (provided that such Certificate of Amendment is filed on the Trading Day immediately following the date of effectiveness of Shareholder Approval), a number of shares of Common Stock equal to the sum of (i) 100% of the maximum aggregate number of shares of Common Stock (including all Conversion Shares), then issued or potentially issuable upon conversion in full of the Notes, and (ii) 100% of the maximum aggregate number of shares of Common Stock (including all Warrant Shares), then issued or potentially issuable upon exercise in full of the Warrants or otherwise in any Transaction Document, ignoring any conversion or exercise limits set forth in the Notes and the Warrants, and assuming (a) no Conversions or redemptions of any principal amount of and/or any other payments due under the Notes from the Original Issue Date (as defined in the Notes) through the Trading Day immediately preceding the Maturity Date, (b) no exercise of the Warrants until the Trading Day immediately preceding the Termination Date (as defined in the Warrants), (c) on the Maturity Date and Termination Date, the Notes are fully converted and the Warrants are fully exercised, respectively, and (d) (A) the Notes convert into Common Stock at the Amortization Conversion Rate (as defined in the Notes) as of a determination date, and (B) the Warrants exercise into Warrant Shares at the Exercise Price (as defined in the Warrants) as of any determination date, and (II) as of any date following the filing of the Certificate of Amendment, a number of shares of Common Stock equal to the sum of (i) 300% of the maximum aggregate number of shares of Common Stock (including all Conversion Shares), then issued or potentially issuable upon conversion in full of the Notes, and (ii) 100% of the maximum aggregate number of shares of Common Stock (including all Warrant Shares), then issued or potentially issuable upon exercise in full of the Warrants or otherwise in any Transaction Document, ignoring any conversion or exercise limits set forth in the Notes and the Warrants, and assuming (a) no Conversions or redemptions of any principal amount of and/or any other payments due under the Notes from the Original Issue Date (as defined in the Notes) through the Trading Day immediately preceding the Maturity Date, (b) no exercise of the Warrants until the Trading Day immediately preceding the Termination Date (as defined in the Warrants), (c) on the Maturity Date and Termination Date, the Notes are fully converted and the Warrants are fully exercised, respectively, and (d) (A) the Notes convert into Common Stock at the Amortization Conversion Rate (as defined in the Notes) as of a determination date, and (B) the Warrants exercise into Warrant Shares at the Exercise Price (as defined in the Warrants) as of any determination date.

“SEC” or “Commission” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means that certain Security Agreement, by and among the Company, any Subsidiary of the Company now joined or joined in the future, and the Holder, dated August 29, 2018.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Subsequent Financing” means any issuance by the Company or any of its Subsidiaries for capital-raising purposes of (i) Common Stock or Common Stock Equivalents for cash consideration, (ii) Indebtedness, and/or (iii) a combination of units thereof.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) of the Purchase Agreement and shall also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof, to the extent permitted under the Security Agreement.

“Subsidiary Guarantee” means the Subsidiary Guarantee by each Guarantor (as defined in the Security Agreement) in favor of the Holders.

“Successor Entity” shall have the meaning set forth in Section 5(d).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; or the New York Stock Exchange.

“Transaction Documents” means the Notes (including this Note), the Warrants, the Purchase Agreement, the Registration Rights Agreement, the Security Agreement, the Subsidiary Guarantee, the Intellectual Property Security Agreement, the Flow of Funds Memorandum, all other security related instruments, agreements, documents and filings, and all exhibits and schedules thereto and hereto and any other documents or agreements and/or delivered in connection with the transactions contemplated hereunder.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Securities (as defined in the Purchase Agreement) then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg, LP) of the Common Stock on the then principal Trading Market on any Trading Day during the fifteen (15) Trading Day period ending on the Trading Day immediately preceding such date of determination (such period, the “Volume Failure Measuring Period”), is less than $125,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the sale of this Note). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such Volume Failure Measuring Period.

“Warrants” means the Company’s Common Stock Purchase Warrants issued to the Holders to purchase up to the aggregate 4,083,333 of shares of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions following the sale of the Warrants).

Section 2. Amortization and Interest.

a) Payment of Interest. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 8% per annum, payable monthly on the first (1st) day of each month, beginning on the first such date after the Original Issue Date, on each Conversion Date (as to that principal amount then being converted), on each Optional Redemption Date (as to that principal amount then being redeemed), on each Event of Default Redemption Date (as to that principal amount then being redeemed), on each Amortization Redemption Payment Date (as to that principal amount then being redeemed), on each Mandatory Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in whole or in part, in cash, or provided no Equity Condition Failure, in shares of Common Stock at the lesser of (i) the Fixed Conversion Price, and (ii) the Amortization Conversion Rate. With respect to any principal amount of this Note being converted or redeemed hereunder on any Conversion Date, Optional Redemption Date, Event of Default Redemption Date, Amortization Redemption Payment Date or Mandatory Redemption Date (as applicable) that occurs on or and prior to the Maturity Date, and in addition to the amount of interest payable to the Holder in accordance with the immediately preceding sentence of this Section 2(a) on such Conversion Date, Optional Redemption Date, Event of Default Redemption Date, Amortization Redemption Payment Date or Mandatory Redemption Date (as applicable), the amount of interest that would have accrued with respect to such principal amount of this Note being converted or redeemed hereunder at the applicable interest rate hereunder for the period from such applicable Conversion Date, Optional Redemption Date, Event of Default Redemption Date, Amortization Redemption Payment Date or Mandatory Redemption Date (as applicable) through and including the Maturity Date (such additional interest amount, the “Make-Whole Amount”), shall be guaranteed and shall be accelerated and payable to the Holder in connection with the conversion or redemption of this Note on any such applicable Conversion Date, Optional Redemption Date, Event of Default Redemption Date, Amortization Redemption Payment Date or Mandatory Redemption Date (as applicable).

b) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve (12) thirty (30) calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

c) Reserved.

d) Amortization Payments. Commencing on the date that is ninety (90) days after the Original Issue Date, and continuing on the first (1st) Trading Day of each of the following nine (9) successive months thereafter (each an “Amortization Redemption Payment Date”), until no principal amount of this Note is outstanding, the Company shall redeem (each, an “Amortization Redemption”), one-tenth (1/10th) of the Original Principal Amount of this Note by paying to the Holder on each Amortization Redemption Payment Date, the Amortization Redemption Payment Amount. Each Amortization Redemption Payment Amount shall, at the option of the Company, be paid in whole or in part, in cash, or provided no Equity Conditions Failure, in shares of Common Stock at the lesser of (i) the Fixed Conversion Price, and (ii) the Amortization Conversion Rate. Notwithstanding anything to the contrary contained in this Section 2(d), the Holder, at its option, during each month that this Note remains outstanding, shall be entitled to accelerate up to three (3) future Amortization Redemptions and demand such corresponding Amortization Redemption Payment Amounts to be paid in Common Stock at the lesser of (i) the Fixed Conversion Price, and (ii) Amortization Conversion Rate. For example, if the first (1st) Amortization Redemption Payment Amount is due on November 15, 2018, the Holder, at its option, shall be entitled to accelerate all or any portion of the fourth (4th) Amortization Redemption Payment Amount (which originally would have been due on February 15, 2019), the third (3rd) Amortization Redemption Payment Amount (which originally would have been due on January 15, 2019), and the second (2nd) Amortization Redemption Payment Amount (which originally would have been due on December 15, 2018) and demand such payments at any time during the month of November, 2018, in Common Stock at the lesser of (i) the Fixed Conversion Rate, and (ii) the Amortization Conversion Rate. Furthermore, notwithstanding anything to the contrary contained in this Section 2(d), any Holder, at its option and without regard to the actions of any other Holder, shall be entitled to defer by delivery of written notice (each such notice, a “Deferral Notice”) each and any Amortization Payment in its sole discretion and for as long as it wishes to defer such Amortization Payment and receive such payments in Common Stock pursuant to the Amortization Conversion Rate, to be calculated as of the delivery of the Deferral Notice. Such Deferral Notice shall be effective upon delivery to the Company, and any Amortization Payment shall be settled no later than two (2) Trading Days after delivery of the Deferral Notice to the Company.

e) Event of Default Interest Rate. If an Event of Default occurs, interest shall accrue from the date of such Event of Default at the rate equal to the lesser of (i) eighteen (18%) percent per annum, and (ii) the maximum amount permitted by New York law (the lesser of (i) and (ii) being the “EOD Interest Rate”). In the event that such Event of Default is subsequently cured, the adjustment to the interest rate referred to in the preceding sentence shall cease to be effective as of the calendar day immediately following the date of such cure of such Event of Default.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Note of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder and may be transferred or exchanged only in compliance with applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Voluntary Conversion. At any time after the Original Issue Date until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) and Section 4(e) hereof). The Holder shall effect Conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the Conversion Amount to be converted and the date on which such Conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. Except as required by the Transfer Agent, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect Conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, Make-Whole Amounts (as applicable) and other amounts payable in respect of this Note, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to 100% (irrespective of any higher percentage used in calculating the Conversion Amount hereunder as set forth in the definition of “Conversion Amount”) of the principal amount of this Note to be converted in such Conversion. The Holder and the Company shall maintain a Conversion Schedule showing the principal amount(s) converted and the date of such Conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $0.60, subject to adjustment as provided elsewhere in this Note (the “Fixed Conversion Price”). Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 hereof and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Conversion Amount. The number of Conversion Shares issuable upon a Conversion of any Conversion Amount hereunder shall be determined by the quotient obtained by dividing (x) such Conversion Amount by (y) the Fixed Conversion Price.

ii. Delivery of Certificate Upon Conversion. Not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) the Conversion Shares which, on or after the earlier of (i) the six month anniversary of the Original Issue Date or (ii) the Effective Date (as defined in the Registration Rights Agreement), shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Note and (B) a bank check in the amount of accrued and unpaid interest. On or after the earlier of (i) the six-month anniversary of the Original Issue Date or (ii) the Effectiveness Date of the Initial Registration Statement (as defined in the Registration Rights Agreement), the Company shall deliver any Conversion Shares required to be delivered by the Company under this Section 4(c) electronically through the DTC or another established clearing corporation performing similar functions. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion.

Notwithstanding the foregoing, commencing on such date that the Conversion Shares are eligible for sale under Rule 144 subject to current public information requirements, the Company, upon request and at the sole cost and expense of the Company, shall obtain a legal opinion that is acceptable to the Holder in its sole and absolute discretion, to allow for such sales under Rule 144.

iii. Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

iv. Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding Conversion Amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought. If the injunction is not granted, the Company shall promptly comply with all conversion obligations herein. If the injunction is obtained, the Company must post a surety bond for the benefit of the Holder in the amount of one hundred fifty percent (150%) of the outstanding Conversion Amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of seeking such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed Conversion. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(c)(ii) by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, $1,000 per Trading Day for each Trading Day after such Share Delivery Date until such certificates are delivered or Holder rescinds such Conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a number of shares of Common Stock at least equal to the Required Minimum (the “Reserve Amount”) for the sole purpose of issuance upon conversion of this Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other Holders of the Notes). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Fixed Conversion Price or round up to the next whole share.

viii. Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

d) Holder’s Conversion Limitations. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note.

e) Exchange Cap. Until Shareholder Approval is effective, the Company shall not issue any shares of Common Stock upon conversion of this Note (or otherwise pursuant to the terms of this Note), if the issuance of such shares of Common Stock (taken together with any shares of Common Stock issuable upon conversion of each of the other Notes, would exceed the Exchange Cap.

Section 5. Certain Adjustments.

a) Anti-Dilution. If, at any time and from time to time while this Note is outstanding, the Company and/or any Subsidiary sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Fixed Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Fixed Conversion Price, such issuance shall be deemed to have occurred for less than the Fixed Conversion Price on such date of the Dilutive Issuance), then the then Fixed Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 5(a) in respect of any Exempt Issuance pursuant to clauses (i), (ii), (iii) or (v) of thereof. The Company shall notify the Holder in writing, no later than two (2) Trading Days following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(a), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(a), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

b) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, this Note), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Fixed Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 5 shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Pro Rata Distributions. While this Note is outstanding, the Company shall not declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin-off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”). In the event that the Note is repaid at the time of such Distribution, the Holder shall not be entitled to participate in such Distribution. If the Holder and the Company mutually agree, and the Note is not repaid at the time of such Distribution, then the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e) Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d) and Section 4(e) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d) and Section 4(e) on the conversion of this Note). For purposes of any such conversion, the determination of the Fixed Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Fixed Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall use its reasonable best efforts to cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and any document ancillary hereto, in accordance with the provisions of this Section 5(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

g) Notice to the Holder.

i. Adjustment to Fixed Conversion Price. Whenever the Fixed Conversion Price is adjusted pursuant to any provision of Section 5(a), the Company shall promptly deliver to each Holder a notice setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

h) Subsequent Equity Sales; Variable Rate Transactions; Other.

(1) So long as this Note remains outstanding, neither the Company nor any Subsidiary shall, directly or indirectly, issue, enter into any agreement to issue or publicly announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (or a combination of units thereof), or recommend to its stockholders the approval or adoption thereof by such stockholders, without the prior written consent of the Holder (which consent may be withheld, delayed or conditioned in the sole discretion of such Holder). The restrictions contained in this Section 5(g)(1) shall not apply to an Exempt Issuance.

(2) So long as this Note remains outstanding or the Holder holds any Securities (as defined in the Purchase Agreement), the Company shall not, directly or indirectly, amend, modify, waive or alter any terms or conditions of any Common Stock Equivalents outstanding as of the date of the Purchase Agreement to decrease the exercise, conversion and/or exchange price, as applicable, thereunder or otherwise increase the aggregate number of shares of Common Stock issuable in connection therewith (other than Common Stock Equivalents issued and outstanding on the date of the Purchase Agreement that are subject to exchange prices or conversion prices adjustable pursuant to anti-dilution protection or in connection with stock splits or combinations).

(3) During the period commencing on the Original Issue Date through and including the date that is the later of (i) twelve (12) months following the Original Issue Date and (ii) the date that this Note is no longer outstanding, the Company and each Subsidiary of the Company shall be prohibited from effecting or entering into (or publicly announcing or recommending to its shareholders the approval or adoption thereof by such shareholders) any agreement, plan, arrangement or transaction to effect, directly or indirectly, any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, without the prior written consent of the Holder (which consent may be withheld, delayed or conditioned in the sole discretion of such Holder). “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, an at-the-market offering (as defined in SEC Rule 415) or a similarly structured transaction, whereby the Company may issue securities at a future determined price.

(4) So long as this Note remains outstanding, neither the Company nor any Subsidiary shall, directly or indirectly, effect or enter into (or publicly announce or recommend to its shareholders the approval or adoption thereof by such shareholders) any agreement, plan, arrangement or transaction structured in accordance with, based upon, or related or pursuant to Section 3(a)(9) or Section 3(a)(l0) of the Securities Act, without the prior written consent of the Holder (which consent may be withheld, delayed or conditioned in the sole discretion of such Holder).

(5) So long as this Note remains outstanding, the Company and each of its Subsidiaries shall be prohibited from, directly or indirectly, effecting or entering into (or publicly announcing or recommending to its shareholders the approval or adoption thereof by such shareholders) any agreement, plan, arrangement or transaction, including, without limitation, any Subsequent Financing, that would or would reasonably be expected to restrict, delay, conflict with or impair the ability or right of the Company and/or a Subsidiary to timely perform its obligations under the Purchase Agreement, this Note, the Warrants and/or the other Transaction Documents, including, without limitation, the obligation of the Company to timely (i) deliver shares of Common Stock to any Holder of the Notes (or a designee thereof, if applicable) in accordance with the Purchase Agreement or the Notes and/or (ii) repay in cash all outstanding principal and other amounts outstanding under the Notes at maturity or at any other times when payments are required to be made in cash pursuant to the terms of the Notes whether pursuant to a redemption and/or otherwise.

(6) The Holder shall be entitled to obtain injunctive relief against the Company to preclude any such issuance in this Section 6 (without the need for the posting of any bond or similar item, which the Company hereby expressly and irrevocably waives the requirement for), which remedy shall be in addition to any right to collect damages.

i) Issuance Price. So long as this Note remains outstanding, except with respect to any Exempt Issuance pursuant to clauses (i), (ii), (iii) or (v) of thereof, the Company shall not issue shares of Common Stock or Common Stock Equivalents at a price lower than $0.20 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions following the sale of this Note) (subject to adjustment in accordance with Section 5(a)) without the prior written consent of the Holder (which consent may be withheld, delayed or conditioned in the sole discretion of such Holder).

Section 6. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any failure to pay any amount of principal, interest, Make-Whole Amount, liquidated damages or other amounts as and when the same shall become due and payable under any of the Notes and/or any of the other Transaction Documents (whether on a Conversion Date, Amortization Redemption Payment Date, Optional Redemption Date, Event of Default Redemption Date, Mandatory Redemption Date, the Maturity Date and/or any other date when any funds are due to be redeemed, converted and/or otherwise paid to the Holder by the Company and/or any Subsidiary, whether by acceleration or otherwise), including, without limitation, any failure to pay any redemption payments, amortization payments or amounts thereunder, or under any other Transaction Document (as defined in the Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay interest and Make-Whole Amounts when and as due, in which case only if such failure is not cured within three (3) Trading Days;

ii. the Company and/or any Subsidiary shall fail to observe, perform and/or breaches any material covenant, provision, or agreement contained in any of the Notes (other than payment failures set forth in Section 6(a)(i) above, a breach by the Company of its obligations to deliver Conversion Shares to the Holder upon conversion of this Note, which such certain breach is addressed in Section 6(a)(ix) below and any other failure, breaches and/or other events covered by another provision of this Section 6(a)); (ii) the Warrants (a breach by the Company of its obligations to exercise the Warrants, issue Common Stock, and any other failure, breaches and/or other events covered by another provision of this Section 6(a)); and/or (iii) any of the other Transaction Documents (except those covered in any other provision if this Section 6(a)), which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure is sent by the Holder or by any other Holder to the Company and (B) ten (10) Trading Days after the Company has become or should have become aware of such failure;

iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents, or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below), provided that the foregoing results in a Material Adverse Effect;

iv. any material representation or warranty made in any of the Notes, any other Transaction Documents, any written statement pursuant hereto or thereto, any other agreement, contract, lease, document or instrument to which the Company or any Subsidiary is obligated (including those covered by clause (vi) below), or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made and results in a Material Adverse Effect made and in light of the circumstances under which they were made;

v. the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

vi. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit and/or loan agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $50,000 whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii. the suspension from trading or quotation of the Common Stock, or the failure of the Common Stock to be eligible for listing or quotation on a Trading Market for a period of five (5) consecutive Trading Days;

viii. the Company shall fail for any reason to deliver certificates to a Holder prior to the second (2nd) Trading Day after a Conversion Date or any other date shares of Common Stock are required to be delivered to the Holder pursuant to Section 4(c) or otherwise, or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of this Note in accordance with the terms hereof;

ix. the Company fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable), which failure is not cured, if possible to cure, within five (5) Trading Days after the expiration of the applicable grace period permitted under Rule 12b-25 of the Exchange Act, further provided that the Company files a Form 12b-25 for such report;

x. the Company shall fail to maintain the Reserve Amount and such failure is not cured within five (5) Trading Days;

xi. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $250,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days;

xii. the Company shall fail to obtain all necessary approvals of the issue and sale of all shares of Common Stock issuable in connection with the Note, the Warrants and/or Transaction Documents, including, but not limited to, all Conversion Shares and Warrant Shares, and other shares of Common Stock issuable as payment of principal, interest, liquidation damages, Make-Whole Amounts and or otherwise, consistent with the rules and regulations of the principal Trading Market within twenty-five (25) days of the Closing Date;

xiii. any Person shall breach any agreement delivered to the Holder pursuant to Section 2.2 of the Purchase Agreement;

xiv. the electronic transfer by the Company of shares of Common Stock through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”;

xv. any Change of Control occurs other than in compliance with Section 5 of the Notes and the Purchase Agreement;

xvi. the Security Documents (as defined in the Security Agreement) shall for any reason fail or cease to create a separate valid and perfected and first priority Lien on the Collateral (as defined in the Security Agreement) in favor of each of the Secured Parties (as defined in the Security Agreement) and such breach remains uncured for a period of three (3) Business Days;

xvii. any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company, if any such event or circumstance could have a Material Adverse Effect.

xviii. the Initial Registration Statement (as defined in the Registration Rights Agreement) shall not (a) have been filed with the Commission on or prior to the Filing Date (as defined in the Registration Rights Agreement), and (b) the Company does not meet the current public information requirements under Rule 144 in respect of the Registrable Securities (as defined under the Registration Rights Agreement);

xix. if, during the Effectiveness Period (as defined in the Registration Rights Agreement), either (a) the effectiveness of any Registration Statement lapses for any reason or (b) the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under a Registration Statement for a period of more than 20 consecutive Trading Days or 30 non-consecutive Trading Days during any 12 month period; or

xx. any violation and/or breach of Section 4.10(d) of the Purchase Agreement.

b) Remedies Upon Event of Default. If an Event of Default occurs with respect to this Note, then, at the Holder’s election, all or any portion of the outstanding principal amount of this Note, plus accrued but unpaid interest thereon, Make-Whole Amounts, liquidated damages and other amounts owing in respect thereof through the Event of Default Redemption Notice Date, shall accelerate and become immediately due and payable in cash and shall be redeemed by the Company at a redemption price equal to the Event of Default Redemption Amount on the applicable Event of Default Redemption Date in accordance herewith. After the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at the EOD Interest Rate. Upon the occurrence of an Event of Default with respect to this Note, the Company shall within one (1) Business Day of becoming aware of such Event of Default deliver written notice thereof via facsimile or electronic mail and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. At any time after the earlier of (i) the date of the Holder’s receipt of an Event of Default Notice (the “Event of Default Notice”) and (ii) the Holder becoming aware of an Event of Default, (such earlier date, the “Event of Default Right Commencement Date”) and ending (such ending date, the “Event of Default Right Expiration Date”, and each such period, an “Event of Default Redemption Right Period”) on the sixtieth (60th) Trading Day after the later of (x) the date such Event of Default is cured and (y) the Holder’s receipt of an Event of Default Notice that includes (I) a reasonable description of the applicable Event of Default, (II) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Event of Default and (III) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Event of Default Notice, the applicable Event of Default Right Expiration Date (the “Event of Default Redemption Date”), the Holder may require the Company to redeem (regardless of whether such Event of Default has been cured) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company and the date such Event of Default Redemption Notice is deemed delivered to the Company (the “Event of Default Notice Date”), which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem (i) the portion of this Note the Holder is electing to redeem in such Event of Default Redemption and the total Event of Default Redemption Amount to be paid by the Company to the Holder in cash in such Event of Default Redemption pursuant to this Section 6(b), (ii) the Event of Default Redemption Date the Company is required to pay such Event of Default Redemption Amount to the Holder in cash, and (iii) the allocation of such Event of Default Redemption Amount between this Note and any other Notes held by the Holder.

Notwithstanding anything to the contrary provided herein or elsewhere, commencing upon the date of an Event of Default, the then Fixed Conversion Price, Amortization Conversion Rate and/or any other Conversion price set forth herein shall automatically be adjusted to equal the lower of (i) the applicable Conversion price then in effect (i.e. the Fixed Conversion Price, the Amortization Conversion Price or others), and (ii) 70% of the lowest VWAP during the ten (10) day consecutive Trading Days ending on the Trading day immediately prior to the relevant Conversion Date or any other conversion of any amounts owed under this Note to the Holder including, but not limited to, any conversion of the Event of Default Redemption Amount (the “EOD Conversion Rate”), provided that in no event shall such EOD Conversion Rate be less than the Conversion Price Floor, provided further, that in the event that the EOD Conversion Rate would otherwise be less than the Conversion Price Floor, the Company shall pay to the Holder the Conversion Make-Whole Payment on such Conversion Date. Any redemption upon an Event of Default shall not constitute an election of remedies by the Holder; and all other rights and remedies of the Holder shall be preserved. To the extent redemptions required by this Section 6(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 6, but subject to Section 4(d) and Section 4(e), at any time prior to the date the Event of Default Redemption Amount is paid in full, the Event of Default Redemption Amount submitted for redemption under this Section 6(b) may be converted, in whole or in part, by the Holder, at its option and in its sole discretion, into Common Stock pursuant to and in accordance with the conversion procedures set forth in Section 4 hereunder, mutatis mutandis except that the Conversion Rate shall be at the EOD Conversion Rate. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the Event of Default Redemption Notice Date through the date all amounts owing thereon are due and paid in full. The portion of the Event of Default Redemption Amount converted by the Holder after the Event of Default Notice Date shall reduce the Event of Default Redemption Amount of this Note required to be redeemed on the Company Event of Default Redemption Date. In the event of the Company’s redemption of any portion of this Note under this Section 6(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 6(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. Upon the payment in full of the Event of Default Redemption Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind (other than the Holder’s election to declare such acceleration), and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment of the Event of Default Redemption Amount hereunder and the Holder shall have all rights as a Holder of the Note until such time, if any, as the Holder receives full payment of the Event of Default Redemption Amount pursuant to this Section 6(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 7. Optional Redemption; Mandatory Redemption.

(a) Optional Redemption. Subject to the provisions of this Section 7(a), at any time after the Original Issuance Date, the Company shall have the right to redeem all, but not less than all, of the then outstanding principal amount of this Note, plus accrued but unpaid interest thereon, Make-Whole Amount, liquidated damages and other amounts owing in respect thereof through and including the Optional Redemption Date for a cash redemption price equal to the Optional Redemption Amount on the Optional Redemption Date (a “Optional Redemption”). The Company shall exercise its right to require an Optional Redemption under this Section 7(a) by delivering a written notice thereof by facsimile or electronic mail to all, but not less than all, of the Holders of Notes (the “Optional Redemption Notice” and the date the Holders of Note received such notice is referred to as the “Optional Redemption Notice Date”). The Company may deliver one or more Optional Redemption Notices hereunder and each such Optional Redemption Notice shall be irrevocable. Each such Optional Redemption Notice shall (x) state the date on which the Optional Redemption shall occur (the “Optional Redemption Date”) which date shall not be less than ten (10) calendar days nor more than fifteen (15) calendar days following the Optional Redemption Notice Date, (y) certify that there has been no Equity Conditions Failure solely with respect to clauses (vi), (x) or (xi) of the definition of “Equity Conditions”, and (z) state the aggregate amount of the Notes which are being redeemed in such Optional Redemption from the Holder and all of the other Holders of the Notes pursuant to this Section 7(a) and the total Optional Redemption Amount to be paid by the Company to the Holder in cash in such Optional Redemption pursuant to this Section 7(a). Notwithstanding anything herein to the contrary, (i) if no Equity Conditions Failure has occurred but an Event of Default occurs and is continuing and/or with the passage of time and/or the giving of notice or both could occur at any time prior to or on the Optional Redemption Date, (A) the Company shall provide the Holder a subsequent notice to that effect, and (B) unless the Holder waives the Equity Conditions Failure solely with respect to clauses (vi), (x) or (xi) of the definition of “Equity Conditions”, the Optional Redemption shall be cancelled and the applicable Optional Redemption Notice shall be null and void, and (ii) at any time prior to the date the Optional Redemption Amount is paid in full, but subject to Section 4(d), the Optional Redemption Amount may be converted, in whole or in part, by the Holder, at its option and in its sole discretion, into Common Stock pursuant to and in accordance with the conversion procedures set forth in Section 4 hereunder, mutatis mutandis. The portion of the Optional Redemption Amount converted by the Holder after the Optional Redemption Notice Date shall reduce the Optional Redemption Amount of this Note to be redeemed on the Optional Redemption Date. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full. If the Company elects to cause an Optional Redemption of this Note pursuant to this Section 7(a), then it must simultaneously take the same action with respect to all of the other Notes. In the event of the Company’s redemption of any portion of this Note under this Section 7(a), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 7(a) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. For the avoidance of doubt, the Company shall have no right to effect an Optional Redemption if any Event of Default has occurred and is continuing, but any Event of Default shall have no effect upon the Holder’s right to convert this Note in its discretion.

(b) Optional Redemption Procedure. The Optional Redemption Amount is payable in full in cash on the Optional Redemption Date. If any portion of the payment pursuant to an Optional Redemption shall not be paid by the Company by the applicable due date, interest shall accrue thereon at an interest rate equal to the EOD Interest Rate. Notwithstanding anything herein contained to the contrary, if any portion of the Optional Redemption Amount remains unpaid after such date, the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such Optional Redemption, ab initio, and, with respect to the Company’s failure to honor the Optional Redemption, the Company shall have no further right to exercise such Optional Redemption.

(c) Mandatory Redemption. No earlier than fifteen (15) days prior to nor later than ten (10) calendar days following the consummation of each Qualified Subsequent Financing, the Company shall deliver a written notice thereof by facsimile or electronic mail to the Holder (a “Qualified Subsequent Financing Notice”), which shall state that the Company is conducting or has conducted (as the case may be) a Qualified Subsequent Financing and the gross proceeds the Company has received or expects to receive (as the case may be) in such Qualified Subsequent Financing. At any time prior to the later of (i) ten (10) calendar days following the consummation of such Qualified Subsequent Financing, and (ii) ten (10) calendar days following receipt of the Qualified Subsequent Financing Notice, the Company may, at the discretion of the Holder, subject to the provisions of this Section 7(c) use the Mandatory Redemption Amount to redeem in cash from the Holder amounts under this Note (each a “Mandatory Redemption”) in accordance with the Mandatory Redemption Payment Amount and Order. The Company shall effectuate such Mandatory Redemption by delivering written notice thereof (the “Mandatory Redemption Notice” and the date such Mandatory Redemption Notice is deemed delivered hereunder, the “Mandatory Redemption Notice Date”) to the Holder. The Mandatory Redemption Notice shall state (i) the gross proceeds received by the Company in the Qualified Subsequent Financing, (ii) the Mandatory Redemption Amount (including the calculations used in determining the Mandatory Redemption Amount), (iii) a detailed breakdown of the Mandatory Redemption Payment Amount and Order, and (iv) the date on which the Company is required to pay such Mandatory Redemption Amount to the Holder in cash (the “Mandatory Redemption Date”), which date shall be no earlier than fifteen (15) Business Days following the Mandatory Redemption Notice Date. Notwithstanding anything herein to the contrary, at any time prior to the date the Mandatory Redemption Amount is paid in full, but subject to Section 4(d) and Section 4(e), the Mandatory Redemption Amount may be converted, in whole or in part, by the Holder, at its option and in its sole discretion, into Common Stock pursuant to and in accordance with the conversion procedures set forth in Section 4 hereunder, mutatis mutandis. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the date of delivery of the Mandatory Redemption Exercise Notice through the date all amounts owing thereon are due and paid in full, provided that any such Notice of Conversion shall first apply to any portion of the Note that is not subject to the Mandatory Redemption unless the Notice of Conversion expressly states that it shall apply to a portion of the Note that is subject to the Mandatory Redemption. The portion of the Mandatory Redemption Amount converted by the Holder after the Mandatory Redemption Notice Date shall reduce the amount of this Note to be redeemed on the Mandatory Redemption Date. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Mandatory Redemption Notice Date through the date all amounts owing thereon are due and paid in full. The Company’s payment of the Mandatory Redemption Proceeds shall be applied ratably to all of the Holders of the then outstanding Notes which exercise the right to require a Mandatory Redemption on the basis of their (or their predecessor’s) initial purchases of Notes pursuant to the Purchase Agreement. To the extent redemptions required by this Section 7(c) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything in this Section 7(c) to the contrary, Mandatory Redemptions shall not apply to Exempt Issuances.

(d) Mandatory Redemption Procedure. The payment of cash pursuant to a Mandatory Redemption shall be payable in full on the Mandatory Redemption Date. If any portion of the payment pursuant to a Mandatory Redemption shall not be paid by the Company by the applicable due date, interest shall accrue thereon at an interest rate equal to the EOD Interest Rate. Notwithstanding anything to the contrary in this Section 6, in addition to, and without limiting any other rights hereunder and under the other Transaction Documents, the Holder may elect, by written notice to the Company at any time following the Mandatory Redemption Notice Date through the date of actual payment in full in cash of the Mandatory Redemption Amount, to rescind such Mandatory Redemption.

Section 8. Negative Covenants. As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent (which consent may be withheld, delayed or conditioned in the sole discretion of such Holder), the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of significant value over One Million U.S. Dollars ($1,000,000), on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

(d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to (i) the Conversion Shares as permitted or required under the Transaction Documents, and (ii) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company and Subsidiaries, provided that such repurchases shall not exceed an aggregate of $50,000 for all officers and directors during the term of this Note;

(e) repay, repurchase or offer to repay, repurchase or otherwise acquire any indebtedness, other than the Permitted Indebtedness and the Notes if on a pro-rata basis, other than regularly scheduled principal and interest payments as such terms are in effect as of the Original Issue Date, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exist or occur;

(f) pay cash dividends or distributions on any equity securities of the Company and/or the Subsidiaries;

(g) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

(h) enter into any agreement with respect to any of the foregoing.

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 12540 Broadwell Road, Suite 2104, Milton, Georgia 30004, Attention: Chief Executive Officer, email address: [Email], or an email address or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(c), with a copy, which shall not constitute notice, to Cozen O’Connor, One Oxford Centre, 301 Grant Street, 41st Floor, Pittsburgh, Pennsylvania 15219, Attn: Jeremiah G. Garvey, Esq., email address: jgarvey@cozen.com. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be delivered to the Holder pursuant to the provisions of Section 5.4 of the Purchase Agreement, or such other email address or address as the Holder may specify for such purposes by notice to the Company delivered in accordance with this Section 9(c). Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. The parties hereto expressly and irrevocably agree that this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning this Note (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute with regard to this Note, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

f) Amendments. The prior written consent of a Holder having 50.1% in interest of the aggregate principal amount of all Notes outstanding at any given time in question, which shall be calculated based on the principal amount of all Notes outstanding at the time of such consent, shall be required for any change, wavier or amendment to the Notes. Any change, waiver or amendment so approved shall be binding upon all existing and future holders of this Note and any other Notes; provided, however, that no such change, waiver or, as applied to any of the Notes held by any particular holder of Notes, shall, without the written consent of that particular holder, (i) reduce the amount of Principal, reduce the amount of accrued and unpaid Interest, or extend the Maturity Date, of the Notes, (ii) disproportionally and adversely affect any rights under the Notes of any holder of Notes; or (iii) modify any of the provisions of, or impair the right of any holder of Notes under, this Section 9(f).

g) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

h) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

i) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

j) Payment of Collection, Enforcement and Other Costs. If (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable and documented out-of-pocket costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

k) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

l) Secured Obligations. The obligations of the Company under this Note are secured by all of the assets of the Company and each of its Subsidiaries pursuant to the Security Agreement and the Intellectual Property Security Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

ATTIS INDUSTRIES INC., a New York corporation

By:
Name:	Jeffrey S. Cosman
Title:	Chief Executive Officer

[Signature Page to Attis Industries Inc. 8% Senior Secured Convertible Promissory Note]

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 8% Senior Secured Convertible Promissory Note, due August 29, 2019 of Attis Industries Inc., a New York corporation (the “Company”), into shares of common stock of the Company (the “Common Stock”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion, the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion: __________________

Please confirm the following information:

Conversion Price: ______________

Please check the following box if the Conversion Price is determined by:

EOD Conversion Price    ☐

Principal Amount of Note to be Converted: ____________

Payment of Interest in Common Stock __ Yes __ No

If Yes, $_____ of Interest Accrued on Account of Conversion at Issue.

If Yes, $_____ of Make-Whole Amount on Account of Conversion at Issue

Number of Shares of Common Stock to be Issued:

Signature:
Name:
Delivery Instructions:

Schedule 1

CONVERSION SCHEDULE

This 8% Senior Secured Convertible Promissory Note, due August 29, 2019, in the original principal amount of $[●] is issued by Attis Industries Inc., a New York corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Note.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

Schedule 2

PERMITTED INDEBTEDNESS AND LIENS

“Permitted Indebtedness” means any Indebtedness other than Indebtedness relating to or arising from the business of the Guarantors as presently conducted.

“Permitted Liens” means any Liens arising with respect to Permitted Indebtedness.